May 8, 2015

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Global Equity International, Inc.

We have read the statements that we understand Global Equity International, Inc. will include under Item 4.02 of the Form 8-K report regarding the restatement of the Company’s Form 10-Qs for the fiscal quarters ended March 31, June 30 and September 30, 2014. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049